UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025 (January 14, 2025)

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 67

Jacksboro, Texas 76458

(Address of Principal Executive Offices) (Zip Code)

972-217-4080

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and the “Company” refer to Formation Minerals, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On January 14, 2025, we entered into a common stock purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which, the Investor has committed, subject to the satisfaction or waiver of certain conditions, to purchase up to an aggregate of $1.0 million (the “Commitment Amount”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain limitations, from time to time and at the Company’s sole discretion (the “Shares”), commencing on the date of the Purchase Agreement and ending on December 31, 2025, as described below.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase up to $1.0 million shares of the Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, commencing on the date of the Purchase Agreement and ending on December 31, 2025 or until such earlier time as the Commitment Amount has been satisfied. Pursuant to the Purchase Agreement, the Company has the option to exercise this right by providing a notice (a “Purchase Notice”) to the Investor setting forth the number of Shares that the Company is requesting the Investor to purchase. The maximum number of Shares that may be purchased pursuant to a Purchase Notice cannot exceed (i) 35,000,000 shares of Common Stock if the volume weighted average price (the “VWAP”) of the Common Stock for the five Business Days (as defined in the Purchase Agreement) prior to a Purchase Notice is less than $0.01, and (ii) an amount of shares of Common Stock which would have a purchase price of greater than $250,000. The purchase price (“Purchase Price”) for such Shares will be the lowest traded price of the Common Stock on the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any of the OTC Markets, whichever is the principal market on which the Common Stock is then listed and traded (the “Principal Market”) during the five Business Days prior to a Closing Date (as defined in the Purchase Agreement) with respect to a Purchase Notice, as reported by Bloomberg, L.P. (“Bloomberg”), and multiplied by 75%; provided, however, that if at any time, such shares of Common Stock are listed and traded on The Nasdaq Stock Market LLC or another national securities exchange having similar price restriction, the purchase price will be ninety percent (90%) of the lowest volume weighted average price as reported by Bloomberg, during the applicable pricing period.

We will not be entitled to deliver a Purchase Notice to the Investor, unless (i) the Registration Statement (as defined below) is declared effective, (ii) the shares of Common Stock are listed or quoted for trading on a Principal Market and are not suspended from trading thereon, (iii) we have complied with our obligations under the Purchase Agreement, (iv) no injunction has been issued or is in force that prohibits the purchase or issuance of the Shares pursuant to the Purchase Agreement, and (v) the issuance of the Shares pursuant to the Purchase Agreement does not violate applicable requirements of the Principal Market. As of the date hereof, up to 6,653,359 shares of Common Stock are issuable pursuant to the Purchase Agreement assuming a purchase price of $0.037575 per share based on the lowest traded price for the Common Stock during the five Business Days preceding the date hereof and multiplied by 75%. The Company intends to use the net proceeds from the sale of any Shares under the Purchase Agreement for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the board of directors of the Company, in good faith, deems to be in the best interest of the Company. In addition, under the Purchase Agreement, the Company has agreed to reimburse the Investor $15,000 for the reasonable legal fees and disbursements of the Investor’s legal counsel, which shall be deducted from the Purchase Price to be paid by the Investor to the Company pursuant to the first Purchase Notice delivered pursuant to the Purchase Agreement.

The Purchase Agreement prohibits the Company from directing the Investor to purchase any Shares if those Shares, when aggregated with all other shares of Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). The Investor has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

On January 14, 2025, as consideration for the Investor’s commitment to purchase the Shares, the Company issued to the Investor a common stock purchase warrant (the “Warrant”) to purchase up to a number of shares of Common Stock (the “Warrant Shares”) with an aggregate value equal to 50% of the Commitment Amount divided by the Exercise Price (as defined below), which is based on a Company valuation of $5,000,000. The exercise price per Warrant Share (the “Exercise Price”) will be calculated by dividing $5,000,000 by the total number of issued and outstanding shares of Common Stock as of the Exercise Date (as defined in the Warrant). The Warrant will expire on January 14, 2030. The Investor will not have the right to exercise any portion of the Warrant to the extent that, after giving effect to such exercise, the beneficial ownership of the Investor, along with its affiliates, would exceed the Beneficial Ownership Limitation.

The Investor was also granted certain customary registration rights with respect to the resale of the Shares and the Warrant Shares. Under the Purchase Agreement, the Company is required to, no later than January 24, 2025, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement, on Form S-1 (the “Registration Statement”), covering the resale of the Shares and Warrant Shares on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Company shall use its best efforts to cause the SEC to declare the initial Registration Statement effective as soon as possible but in any event by April 14, 2025 and to remain effective until the Investor ceases to hold the Shares and Warrant Shares. If at any time after July 14, 2025, there is no effective registration statement in connection with the resale of the Warrant Shares by the Investor, then the Investor may exercise the Warrant by means of “cashless exercise” in which the Investor may receive a number of Warrant Shares equal to the quotient obtained by dividing (x) the product of (i) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (ii) the Market Price (as defined below) minus the Exercise Price by the (y) the Market Price. The Market Price is the highest traded price of the Common Stock during the 150 trading days prior to the date of the respective exercise notice.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

The Warrant was, and the Shares and Warrant Shares issuable pursuant to the Purchase Agreement will be, issued and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC under the Securities Act, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect thereto. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Warrant are summaries and, as such, do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Purchase Agreement and the Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Investment Banking Fees

Enclave Capital LLC (“Enclave”) acted as investment banker in connection with the Purchase Agreement and will receive a cash fee equal to 8.0% of the aggregate consideration received by the Company at each closing under the Purchase Agreement pursuant to a letter agreement dated November 6, 2024 between the Company and Enclave, in addition to reimbursement of Enclave’s out-of-pocket expenses in connection with the services rendered up to an aggregate of $50,000 for all services rendered thereunder.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events.

On January 21, 2025, we issued a press release, which press release is attached hereto as Exhibit 99.1, regarding the Company’s entry into the Purchase Agreement, as well as provided a corporate update.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the press release attached hereto as Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This Current Report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Form of January 2025 Warrant.
10.1	Common Stock Purchase Agreement, dated as of January 14, 2025, by and between Formation Minerals, Inc. and the Investor signatory thereto.
99.1	Press Release, dated January 21, 2025.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2025

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

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